                                                                    Exhibit 99.2


              STATEMENT OF CONTROLLER AND CHIEF ACCOUNTING OFFICER PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

     Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Joel H. Lurquin, the Controller and Chief Accounting Officer of Donlar Biosyntrex Corporation (the "Company"), hereby certifies that:

1. The Company's Form 10-KSB Annual Report for the period ended December 31, 2001 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: December 9, 2002                      /s/ JOEL H. LURQUIN
                                             -------------------------------
                                             Joel H. Lurquin, Controller and
                                             Chief Accounting Officer